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[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]


                                                                  August 9, 2002


Farm Bureau Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

           Re:   Farm Bureau Life Variable Account
                 (File No. 333-87766)

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 for Farm Bureau Life Insurance Company (File No. 333-87766). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                              Sincerely,

                                              SUTHERLAND ASBILL & BRENNAN LLP




                                              By:   /S/ STEPHEN E. ROTH
                                                 ------------------------------
                                                    Stephen E. Roth, Esq.